UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2026

PSB Financial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-290457	39-4296886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 North Main Street P.O. Box 191 Deer Lodge, Montana 59722
(Address of principal executive offices, including zip code)

(406) 846-2202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 19, 2026, PSB Financial, Inc. (the “Company”), the proposed holding company of Pioneer State Bank, issued a press release announcing that the proposed conversion of Pioneer Federal Savings and Loan Association from the mutual form of organization to the stock form of organization, and the related initial public offering, are expected to close on May 21, 2026. The Company’s common stock is expected to be quoted on the OTCQB Market operated by OTC Market Group under a symbol to be determined, commencing on May 22, 2026.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements about the conversion and stock offering which may be identified by the use of the words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “ target,” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from the anticipated results, include but are not limited to, that risk that the stock offering and conversion may not be timely completed, if at all, that required regulatory approvals are not timely received, if at all, or that other customary closing conditions are not satisfied in a timely manner, if at all.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 19, 2026

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB Financial, Inc.

Dated: May 19, 2026	By:	/s/ Phillip K. Willett
Phillip K. Willett
President and Chief Executive Officer

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